Exhibit 99

National Patent Development Corporation Closes Sale of Five Star Products, Inc.

EAST HANOVER, NJ (January 15, 2010) - National Patent Development Corporation (OTC Bulletin Board: NPDV.OB) today announced that it has closed the sale of all of the stock of Five Star Products, Inc. to The Merit Group, Inc. for cash pursuant to the Stock Purchase Agreement by and between The Merit Group, Inc. and National Patent Development Corporation.

Contact:

National Patent Development Corporation
John Belknap, 973-428-4600